           FIRST AMENDMENT TO THE RETAIL FUND PARTICIPATION AGREEMENT
                 BY AND BETWEEN HARTFORD LIFE INSURANCE COMPANY
                                      AND
                       WELLS FARGO FUNDS DISTRIBUTOR, LLC

THIS FIRST AMENDMENT ("AMENDMENT") is made and entered into as of July 1, 2011, between Hartford Life Insurance Company ("COMPANY"), Hartford Securities Distribution Company, Inc. ("HSD"), and Wells Fargo Funds Distributor, LLC ("UNDERWRITER"), amending that certain Participation Agreement by and between Company and Underwriter, dated July 9, 2010 ("AGREEMENT").

WHEREAS, the parties desire to amend the Agreement to delete the existing Schedule B and replace it with a new Schedule B; and

WHEREAS, HSD is a broker-dealer registered with the Securities Exchange Commission under the Securities Act of 1934, a member of the Financial Industry Regulatory Authority, and affiliate of Hartford Life Insurance Company; and

WHEREAS, the parties desire to add HSD as a party to the Agreement.

NOW, THEREFORE, the parties agree as follows:

1.   HSD is added as party to the Agreement.

2. Section 9.1(a) is hereby amended to add the following to the end of this section:

       If to Hartford Securities Distribution Company, Inc.:

            Hartford Securities Distribution Company, Inc.
            200 Hopmeadow Street
            Simsbury, Connecticut 06089
            Attention: Vice President, Retirement Plans Group

3. Schedule B to the Agreement is deleted in its entirety and replaced with the attached Schedule B.

4.   In all other respects the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment.

                       (Signatures on the following page)

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    HARTFORD LIFE INSURANCE COMPANY           HARTFORD SECURITIES
                                              DISTRIBUTION COMPANY, INC.

    Richard E. Cady, AVP                      Richard E. Cady, AVP
    ----------------------------------------  ------------------------------
    Print name and title                      Print name and title

    /s/ Richard E. Cady                       /s/ Richard E. Cady
    ----------------------------------------  ------------------------------
    Signature                                 Signature

    9/8/11                                    9/8/11
    ----------------------------------------  ------------------------------
    Date                                      Date

    WELLS FARGO FUNDS DISTRIBUTOR, LLC

    Cara Peck -- President
    ----------------------------------------
    Print name and title

    /s/ [ILLEGIBLE]
    ----------------------------------------
    Signature

    8/31/11
    ----------------------------------------
    Date

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
                                   SCHEDULE B

In consideration of the services provided by the Company, Underwriter or its designee agrees to pay the Company, or its affiliate Hartford Securities Distribution Company, Inc., an amount equal to the following basis points per annum on the average aggregate amount invested by the Company's Separate Account(s) in each Portfolio under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

Fees paid in accordance with each Fund's Rule 12b-1 and/or Shareholder Servicing plan identified below will be made payable to Hartford Securities Distribution Company, Inc., a broker-dealer registered with the Securities Exchange Commission under the Securities Act of 1934 and member of the Financial Industry Regulatory Authority. Other fees paid for sub-accounting/recordkeeping services will be made payable to the Company.

                                                                                                TOTAL ANNUAL
CLASS NAME                                              12B-1/SSF         OTHER FEES                RATE
-------------------------------------------------------------------------------------------------------------------
A/Investor -- Equity                                      25 bps             30 bps                 55 bps
A/Investor -- Fixed Income                                25 bps             20 bps                 45 bps
Administrator -- Equity                                   25 bps             10 bps                 35 bps
Administrator -- Fixed Income                             25 bps              0 bps                 25 bps
Institutional -- Equity                                    0 bps             15 bps                 15 bps
Institutional -- Fixed Income                              0 bps              5 bps                  5 bps
R -- Equity (except International Equity)                 50 bps             30 bps                 80 bps
R -- Fixed Income & International Equity                  50 bps             30 bps                 80 bps
Money Market Funds                                         0 bps              0 bps                  0 bps

Agreement excludes C&B Funds and Index Funds, which will receive the standard servicing fee as outlined in the Fund(s)'Prospectus(es).

WIRE/ACH FOR PAYMENT OF FEES

Please ensure Fund company name, fee type and payment period incurred are included in the wire or ACH. Wire or ACH instructions are subject to change without necessitating an amendment and any such change will be communicated by Company/HSD. Instructions:

Bank of America
Hartford, CT 06115
Acct. Name: Hartford Life Insurance Company
ABA# 026009593
Acct# 50213808

ACH instructions are the same EXCEPT the ABA is 011900254

Bank of America
Hartford, CT 06115
Acct. Name: Hartford Securities Distribution Company, Inc.
ABA# 026009593
Acct# 50451925

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